Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "THE OLB GROUP, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE SECOND DAY OF DECEMBER, A.D. 2004.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "THE OLB GROUP, INC." WAS INCORPORATED ON THE EIGHTEENTH DAY OF NOVEMBER, A.D. 2004.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE NOT BEEN ASSESSED TO DATE.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3883791 8300

040866256

AUTHENTICATION: 3513620

DATE: 12-02-04

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "THE OLB GROUP, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE EIGHTEENTH DAY OF NOVEMBER, A.D. 2004, AT 5:05 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3883791 8100H

AUTHENTICATION: 3513619

040866256

DATE: 12-02-04

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:35 PM 11/18/2004
FILED 05:05 PM 11/18/2004
SRV 040835003 - 3883791 FILE

CERTIFICATE OF INCORPORATION

OF

THE OLB GROUP, INC

THE OLB GROUP, INC., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

ARTICLE I

The name of the corporation (hereinafter called the "Corporation") is THE OLB GROUP, INC.

ARTICLE II

The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation's registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 250,000,000 million shares, consisting of (1) 50 million shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"), and (2) 200 million shares of Common Stock, par value $0.01 per share ("Common Stock"). The number of authorized shares of any of the Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), and no vote of the holders of any of the Preferred Stock or Common Stock voting separately as a class shall be required therefor.

SECTION 2. The Board of Directors of the Corporation (the "Board of Directors") is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences

and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

SECTION 3. (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

(b) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or Common Stock or any class or series of stock having a preference over or the right to participate with the Common Stock or Preferred Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock or any class or series of Preferred Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

(c) Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding class or series of Preferred Stock or Common Stock, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

ARTICLE V

SECTION 1. Except as otherwise fixed by or pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws of the Corporation. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issue of such class or series of stock adopted by the Board of Directors, shall be elected by the stockholders entitled to vote thereon at each annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until each of their successors shall have been elected and qualified. The election of directors need not be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 2. Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the By-laws of the Corporation.

SECTION 3. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or

as otherwise provided in the By-laws of the Corporation, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the Board of Directors, and not by the stockholders, by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-laws of the Corporation. Any director elected in accordance with the preceding sentence of this Section 3 shall hold office until the next annual meeting of stockholders and until such director's successor shall have been elected and qualified.

ARTICLE VI

Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of stockholders of the Corporation may be called (i) by stockholders holding 25% or more of the issued and outstanding stock, with voting power, of the Corporation, (ii) by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or (iii) as otherwise provided in the By-laws of the Corporation.

ARTICLE VII

In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation by the vote of a majority of the entire Board of Directors or such greater vote as shall be specified in the By-laws of the Corporation.

ARTICLE VIII

The Board of Directors may create and issue options and/or warrants to purchase the corporation's Common Stock The shares of stock so optioned or warranted may be unissued, or issued and reacquired shares of Common Stock of the corporation, as shall be determined by the Board of Directors, and the Board shall have power to take all action necessary and appropriate in connection with any such issuance or sale of shares. The options and/or warrants shall be evidenced by such instruments as shall be approved by the Board of Directors. The terms upon which, the time or times at or within which, and the consideration for which such options or warrants may be issued, and for which any shares of stock may be issued or sold by the corporation upon the exercise of such Options or warrants, shall be such as shall be stated in the resolution or resolutions adopted by the Board of Directors providing for the creation and issuance of such options or warrants and, in every case, set forth or incorporated by reference in the instrument or instruments evidencing such options or warrants. The judgment of the Board of Directors as to the consideration and sufficiency thereof for the issuance of such options or warrants and for the issuance or sale of stock pursuant to the exercise thereof shall be conclusive.

ARTICLE IX

The corporation is to have perpetual existence.

ARTICLE X

To the fullest extent that the General Corporation Law of the State of Delaware or any other law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

IN WITNESS WHEREOF, said THE OLB GROUP, INC. has caused this certificate to be signed by Ronny Yakov, its Incorporator, this 18th day of November, 2004.

By: /s/ Ronny Yakov, Incorporator

The OLB Group, Inc.
1120 Avenue of the Americas
Forth Floor
New York, NY 10036

Ronny Yakov